Exhibit 99.1

PCSB Financial Corporation Announces Second Quarter Results

Yorktown Heights, New York; January 25, 2018 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2,000, or $0.00 per basic and diluted share, for the three months ended December 31, 2017 compared to $1.8 million for the quarter ended September 30, 2017 and $1.7 million for the three months ended December 31, 2016. For the six m onths ended December 31, 2017, net income was $1.8 million, or $0.10 per basic and diluted share, compared to $3.1 million for the six months ended December 31, 2016. Results for the three and six months ended December 31, 2017 include a $1.8 million deferred tax re-measurement charge associated with federal tax law changes enacted during the current quarter.

The following nonrecurring items were recorded in the periods indicated:

•

In connection with the passing of the Tax Cuts and Jobs Act, the Company recorded a $1.8 million charge to tax expense, reflecting a write-down of our deferred tax assets resulting from a decrease in the corporate income tax rate from 34% to 21%. The amount recorded in the current quarter is an estimate which may be refined in future periods as the Company finalizes its analysis of the tax law changes.

•	A $173,000 pre-tax gain on sale of securities recorded during the three months ended September 30, 2017 and six months ended December 31, 2017.
•	A $1.6 million settlement on an acquired loan included in other noninterest income in the three and six months ended December 31, 2016.
•	A $521,000 lease write-down expense in the three and six months ended December 31, 2016.

On a non-GAAP basis, which excludes the nonrecurring items discussed above, the Company recorded net income of $1.8 million and $3.4 million for the three and six months ended December 31, 2017, or $0.10 and $0.20 per diluted share, respectively. This compares to non-GAAP net income of $950,000 and $2.4 million for the three and six months ended December 31, 2016. Reconciliations of GAAP to non-GAAP measures begin on page 12.

Effective April 20, 2017, PCSB Bank completed its mutual-to-stock conversion and the Company completed its related initial public offering. Accordingly, 2016 financial results are for the Bank only.

President’s Comments

Commenting on the Company's results, Joseph Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation said, “We are pleased with our core second quarter results. Loans and deposits have grown $28.5 million (3.5%) and $25.9 million (2.4%), respectively; net interest income increased 19.5% from last year and 3.1% from last quarter; and non-performing assets as a percent of total assets has decreased from 0.91% at June 30, 2017 to 0.57% at December 31, 2017. These results are consistent with our continued strategy to leverage the capital raised in our initial public offering in April 2017 in a safe and disciplined way.”

“While the Tax Cuts and Jobs Act required the Company to record a write-down of our deferred tax assets, we expect to benefit from the lower tax rate going forward, allowing for increased investment in strategic opportunities to increase stockholder value.”

Income Statement Summary

Net interest income increased $1.7 million, or 19.5%, to $10.2 million for the three months ended December 31, 2017, compared to the same period in 2016 and increased $310,000, or 3.1%, compared to the previous quarter.  Net interest income increased as a result of an increase in the average balances of loans and investment securities outstanding, partially offset by an increase in the average balance of advances from Federal Home Loan Bank.  The net interest margin was 3.00% for the three months ended December 31, 2017, increasing from 2.89% for both the three months ended December 31, 2016 and September 30, 2017.

The provision for loan losses decreased $362,000 to $200,000 for the three months ended December 31, 2017 compared to the same period in 2016 due to increases in specific reserves on impaired loans in the prior year period.  The provision for loan losses increased $65,000 compared to the prior quarter due primarily to increases in specific reserves on impaired loans.  Charge-offs, net of recoveries, were $997,000 for the three months ended December 31, 2017, compared to $17,000 for the three months ended September 30, 2017 and net recoveries of $1,000 for the three months ended December 31, 2016.  Loans classified as substandard and doubtful decreased $6.3 million or

1

25.7% to $18.3 million at December 31, 2017 from $24.6 million at September 30, 2017 and decreased $3.4 million or 15.9% from $21.7 million at December 31, 2016.

Noninterest income decreased $1.6 million to $692,000 for the three months ended December 31, 2017 compared to the same period in 2016, due to a one-time settlement on an acquired loan of $1.6 million in the prior period, and decreased $22,000 from the three months ended June 30, 2017, due primarily to $173,000 in gains on sale of securities recognized in the prior quarter, partially offset by loan-related fees.

Noninterest expense increased $331,000 to $8.1 million for the three months ended December 31, 2017 compared to the same period in 2016 and increased $231,000 from the three months ended September 30, 2017. The $331,000 increase was caused primarily by increases in salaries and employee benefits of $379,000 and in all other operating expenses of $500,000, partially offset by a decrease in occupancy expense of $548,000.  The increase in salaries and benefits was due primarily to a $301,000 increase in retirement expenses, including ESOP expense which commenced in April 2017, and a $159,000 increase in salaries expense due primarily to increased staffing, partially offset by a $97,000 decrease in benefits expense due primarily to lower healthcare costs.  The increase in other operating expenses was caused primarily by increases in Director and Officer insurance and other professional fees associated with being a public company, as well as increased advertising and data processing costs. Occupancy expense decreased due primarily to a $521,000 lease obligation write-off recorded in the prior period.  The $231,000 increase in noninterest expense from the three months ended September 30, 2017 was primarily due to a loss recorded on a receivable.

Income tax expense increased $1.8 million to $2.6 million for the three months ended December 31, 2017 compared to the same period in 2016 as well as the prior quarter and was caused by the $1.8 million deferred tax re-measurement charge recorded in the current quarter. The effective income tax rate was 99.9% (31.3% excluding the effects of the re-measurement charge) for the three months ended December 31, 2017 as compared to 31.2% for the three months ended December 31, 2016.

Balance Sheet Summary

Total assets increased $16.8 million to $1.44 billion at December 31, 2017 from $1.43 billion at June 30, 2017.  This increase was primarily due to increases of $16.6 million in cash and cash equivalents and $28.5 million in net loans receivable, partially offset by a decrease of $25.1 million in total investment securities. The increase in cash and cash equivalents and loans was primarily funded by the increase in liabilities and the decrease in investment securities. The $28.5 million increase in net loans was primarily due to an increase of $43.5 million in commercial mortgage loans, partially offset by decreases of $6.0 million in construction loans, $4.1 million in residential mortgage loans, $2.0 million in commercial loans and $1.8 million in home equity lines of credit.

Total liabilities increased $14.2 million to $1.16 billion at December 31, 2017 from $1.15 billion at June 30, 2017.  This increase was primarily due to an increase of $25.9 million in total deposits, partially offset by a $11.9 million decrease in advances from FHLB.

Total shareholders’ equity increased $2.6 million to $282.4 million at December 31, 2017 from $279.8 million at June 30, 2017.  This increase was primarily due to net income of $1.8 million and a $1.3 million reduction in unearned ESOP shares for plan shares earned during the period.  At December 31, 2017, the Company’s book value per share and tangible book value per share were $15.55 and $15.18, respectively, compared to $15.41 and $15.04, respectively, at June 30, 2017.  For reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure), see page 13. At December 31, 2017, the Bank was considered “well capitalized” under applicable regulatory guidelines.

2

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered stock savings bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

3

PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	December 31,	June 30,
	2017	2017
ASSETS
Cash and due from banks	$75,778	$59,115
Federal funds sold	1,328	1,371
Cash and cash equivalents	77,106	60,486
Investment Securities:
Held to maturity investment securities, at amortized cost (fair value of $363,457 and $383,588, respectively)	367,646	383,551
Available for sale securities, at fair value	102,714	111,889
Total investment securities	470,360	495,440
Loans receivable, net of allowance for loan losses of $4,471 and $5,150, respectively	838,120	809,648
Accrued interest receivable	4,001	3,693
Federal Home Loan Bank stock	2,395	3,132
Premises and equipment, net	12,625	12,959
Deferred tax asset, net	2,832	4,770
Foreclosed real estate	—	977
Bank-owned life insurance	23,473	23,179
Goodwill	6,106	6,106
Other intangible assets	495	559
Other assets	5,755	5,509
Total assets	$1,443,268	$1,426,458
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$963,495	$952,109
Non-interest bearing deposits	150,834	136,352
Total deposits	1,114,329	1,088,461
Mortgage escrow funds	8,229	8,084
Advances from Federal Home Loan Bank	30,720	42,598
Other liabilities	7,579	7,469
Total liabilities	1,160,857	1,146,612
Total shareholders' equity	282,411	279,846
Total liabilities and shareholders' equity	$1,443,268	$1,426,458

4

PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended,
	December 31,		December 31,
	2017	2016	2017	2016
Interest and dividend income
Loans receivable	$9,171	$8,238	$17,989	$16,763
Investment securities	2,269	1,530	4,514	3,010
Federal funds and other	217	82	451	186
Total interest and dividend income	11,657	9,850	22,954	19,959
Interest expense
Deposits	1,307	1,292	2,574	2,576
FHLB advances	164	31	318	81
Total interest expense	1,471	1,323	2,892	2,657
Net interest income	10,186	8,527	20,062	17,302
Provision for loan losses	200	562	335	588
Net interest income after provision for loan losses	9,986	7,965	19,727	16,714
Noninterest income
Fees and service charges	293	360	569	602
Gains on sales of securities, net	-	-	173	-
Bank-owned life insurance	145	160	294	328
Settlement on acquired loan	-	1,615	-	1,615
Other	254	124	370	266
Total noninterest income	692	2,259	1,406	2,811
Noninterest expense
Salaries and employee benefits	4,823	4,444	9,636	8,694
Occupancy and equipment	1,296	1,844	2,578	3,135
Professional fees	379	276	792	585
Advertising	179	90	344	229
Postage, printing, stationary and supplies	142	131	274	264
FDIC assessment	64	106	142	321
Amortization of intangible assets	33	37	65	73
Other operating expenses	1,209	866	2,188	1,691
Total noninterest expense	8,125	7,794	16,019	14,992
Net income before income tax expense	2,553	2,430	5,114	4,533
Income tax expense	2,551	758	3,356	1,405
Net income	$2	$1,672	$1,758	$3,128

Earnings per common share:
Basic	$0.00	n/a	$0.10	n/a
Diluted	$0.00	n/a	$0.10	n/a

Weighted average common share - basic and diluted	16,791,305	n/a	16,773,883	n/a

5

PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis

(amounts in thousands)

	Three months ended December 31,
	2017			2016
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$827,614	$9,171	4.43%	$762,538	$8,238	4.32%
Investment securities	473,641	2,269	1.92	362,954	1,530	1.69
Other interest-earning assets	54,388	217	1.58	56,045	82	0.58
Total interest-earning assets	1,355,643	11,657	3.44	1,181,537	9,850	3.33
Non-interest-earning assets	58,665			58,604
Total assets	$1,414,308			$1,240,141

Liabilities and equity:
NOW accounts	$112,147	48	0.17	$105,647	44	0.16
Money market accounts	29,014	22	0.30	31,874	21	0.26
Savings accounts and escrow	509,888	309	0.24	527,779	327	0.25
Certificates of deposit	306,756	928	1.20	317,757	900	1.12
Total interest-bearing deposits	957,805	1,307	0.54	983,057	1,292	0.52
Federal Home Loan Bank advances	35,293	164	1.85	6,354	31	1.96
Total interest-bearing liabilities	993,098	1,471	0.59	989,411	1,323	0.53
Non-interest-bearing deposits	130,614			123,135
Other non-interest-bearing liabilities	7,765			15,101
Total liabilities	1,131,477			1,127,647
Total shareholders' equity	282,831			112,494
Total liabilities and shareholders' equity	$1,414,308			$1,240,141

Net interest income		$10,186			$8,527
Interest rate spread (1)			2.85			2.80
Net interest margin (2)			3.00			2.89
Average interest-earning assets to interest-bearing liabilities	136.51%			119.42%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

6

PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis

(amounts in thousands)

	Six months ended December 31,
	2017			2016
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$820,429	$17,989	4.38%	$769,340	$16,763	4.35%
Investment securities	479,833	4,514	1.88	368,855	3,010	1.63
Other interest-earning assets	61,822	451	1.45	59,800	186	0.62
Total interest-earning assets	1,362,084	22,954	3.37	1,197,995	19,959	3.33
Non-interest-earning assets	58,453			56,929
Total assets	$1,420,537			$1,254,924

Liabilities and equity:
NOW accounts	$113,458	97	0.17	$107,803	88	0.16
Money market accounts	29,557	43	0.29	31,642	42	0.26
Savings accounts and escrow	514,102	633	0.25	528,580	654	0.25
Certificates of deposit	302,382	1,801	1.18	321,775	1,792	1.10
Total interest-bearing deposits	959,499	2,574	0.53	989,800	2,576	0.52
Federal Home Loan Bank advances	38,346	318	1.65	10,914	81	1.48
Total interest-bearing liabilities	997,845	2,892	0.58	1,000,714	2,657	0.53
Non-interest-bearing deposits	132,491			126,951
Other non-interest-bearing liabilities	8,026			15,394
Total liabilities	1,138,362			1,143,059
Total shareholders' equity	282,175			111,865
Total liabilities and shareholders' equity	$1,420,537			$1,254,924

Net interest income		$20,062			$17,302
Interest rate spread (1)			2.79			2.80
Net interest margin (2)			2.95			2.89
Average interest-earning assets to interest-bearing liabilities	136.50%			119.71%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

7

PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Condensed Income Statements
Interest income	$11,657	$11,297	$10,723	$10,276	$9,850
Interest expense	1,471	1,421	1,318	1,318	1,323
Net interest income	10,186	9,876	9,405	8,958	8,527
Provision for loan losses	200	135	-	235	562
Noninterest income	692	714	647	626	2,259
Noninterest expense	8,125	7,894	12,859	6,580	7,794
Income before income tax expense (benefit)	2,553	2,561	(2,807)	2,769	2,430
Income tax expense (benefit)	2,551	805	(1,017)	878	758
Net income (loss)	$2	$1,756	$(1,790)	$1,891	$1,672

Earnings per share:
Basic	$0.00	$0.10	n/a	n/a	n/a
Diluted	$0.00	$0.10	n/a	n/a	n/a

	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Condensed Balance Sheets
Cash and cash equivalents	$77,106	$34,733	$60,486	$178,409	$48,327
Total investment securities	470,360	475,823	495,440	391,359	367,954
Loans receivable, net	838,120	839,963	809,648	776,756	766,681
Other assets	57,682	61,187	60,884	60,797	57,921
Total assets	$1,443,268	$1,411,706	$1,426,458	$1,407,321	$1,240,883

Total deposits and escrow	$1,122,558	$1,086,662	$1,096,545	$1,121,201	$1,114,457
Advances from Federal Home Loan Bank	30,720	35,750	42,598	24,446	4,022
Other liabilities	7,579	7,209	7,469	144,404	9,647
Total liabilities	1,160,857	1,129,621	1,146,612	1,290,051	1,128,126
Total shareholders' equity	282,411	282,085	279,846	117,270	112,757
Total liabilities and shareholders' equity	$1,443,268	$1,411,706	$1,426,458	$1,407,321	$1,240,883

8

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Performance Ratios (1):
Return on average assets	0.00%	0.49%	-0.50%	0.59%	0.54%
Return on average equity	0.00%	2.44%	-2.69%	6.62%	5.95%
Interest rate spread	2.85%	2.74%	2.69%	2.87%	2.80%
Net interest margin	3.00%	2.89%	2.81%	2.96%	2.89%
Adjusted Efficiency ratio (2)	74.69%	75.78%	78.18%	78.24%	79.30%

Noninterest income to average assets	0.20%	0.20%	0.18%	0.20%	0.73%
Noninterest expense to average assets	2.30%	2.20%	3.60%	2.07%	2.51%

Average interest-earning assets to average interest-bearing liabilities	136.51%	136.50%	130.71%	118.73%	119.42%
Equity to assets (3)	20.00%	20.10%	18.65%	8.97%	9.17%

9

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(amounts in thousands, except share and per share data)

	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Loans to deposits	75.21%	77.65%	74.38%	69.70%	69.21%

Share Data:
Shares outstanding	18,165,110	18,165,110	18,165,110	n/a	n/a
Book value per common share	$15.55	$15.53	$15.41	n/a	n/a
Tangible book value per common share (4)	$15.18	$15.16	$15.04	n/a	n/a

Asset Quality Ratios:
Non-performing assets	$8,191	$12,354	$13,049	$13,363	$9,248
Allowance for loan losses as a percent of total gross loans	0.53%	0.62%	0.63%	0.62%	0.60%
Allowance for loan losses as a percent of non-performing loans	54.58%	48.53%	42.66%	41.58%	65.86%
Non-performing loans as a percent of total loans	0.97%	1.35%	1.48%	1.49%	0.91%
Non-performing assets as a percent of total assets	0.57%	0.88%	0.91%	0.95%	0.75%

Net charge-offs (recoveries)	$997	$17	$(320)	$33	$(1)
Net charge-offs (recoveries) to average outstanding loans during the period	0.48%	0.01%	-0.16%	0.02%	0.00%

Capital Ratios (5):
Tier 1 capital (to adjusted total assets)	13.84%	13.52%	13.65%	9.13%	9.28%
Common equity Tier 1 capital (to risk-weighted assets)	21.64%	21.13%	21.69%	13.99%	14.05%
Tier 1 capital (to risk-weighted assets)	21.64%	21.13%	21.69%	13.99%	14.05%
Total capital (to risk-weighted assets)	22.13%	21.71%	22.27%	14.57%	14.62%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3) Represents average shareholders' equity divided by average total assets.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets.

(5) Represents Bank ratios.

10

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio

(amounts in thousands)

	December 31,	June 30,
	2017	2017
Mortgage loans:
Residential mortgages	$213,716	$217,778
Commercial mortgage	481,169	437,651
Construction	16,379	22,404
Net deferred loan origination costs	210	397
	711,474	678,230
Commercial and consumer loans:
Commercial loans	31,276	33,297
Other loans secured	46,056	46,802
Home equity credit lines	40,158	41,927
Consumer and installment loans	12,860	13,765
Net deferred loan origination costs	767	777
	131,117	136,568
Total loans receivable	842,591	814,798
Allowance for loan loss	(4,471)	(5,150)
Loans receivable, net	$838,120	$809,648

	December 31,	June 30,
	2017	2017

Demand deposits	$150,830	$136,361
Now accounts	118,462	115,527
Money market accounts	31,021	29,097
Savings	502,469	512,697
Time deposits	311,547	294,779
Total deposits	$1,114,329	$1,088,461

11

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended,
	December 31,		December 31,
	2017	2016	2017	2016
Computation of Adjusted Net Income
Net income	$2	$1,672	$1,758	$3,128
Adjustments:
Deferred tax re-measurement charge	1,752	-	1,752	-
Write-down of operating lease obligation (1)	-	344	-	344
Settlement on acquired loan (1)	-	(1,066)	-	(1,066)
Gain on sale of securities (1)	-	-	(114)	-
Adjusted net income	$1,754	$950	$3,396	$2,406

Average number of common shares outstanding used to calculate basic earnings per common share	16,791,305	n/a	16,773,883	n/a

Adjusted earnings per common share (basic and diluted):	$0.10	n/a	$0.20	n/a

Computation of Adjusted Effective Tax Rate
Net income before income tax expense	2,553	2,430	5,114	4,533

Income tax expense	2,551	758	3,356	1,405
Adjustments:
Deferred tax re-measurement charge	(1,752)	-	(1,752)	-
Adjusted income tax expense	799	758	1,604	1,405

Effective tax rate %	99.9%	31.2%	65.6%	31.0%
Adjusted effective tax rate %	31.3%	31.2%	31.4%	31.0%

(1) Amounts net of tax.

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(amounts in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Computation of Efficiency Ratio
Noninterest expense	$8,125	$7,894	$12,859	$6,580	$7,794
Adjustments:
PCSB Community Foundation contribution	-	-	(5,000)	-	-
Defined benefit pension plan curtailment	-	-	-	919	-
Write-down of operating lease obligation	-	-	-	-	(521)
Adjusted noninterest expense	$8,125	$7,894	$7,859	$7,499	$7,273

Net interest income	$10,186	$9,876	$9,405	$8,958	$8,527
Noninterest income	692	714	647	626	2,259
Total revenue	10,878	10,590	10,052	9,584	10,786
Adjustments:
Settlement on acquired loan	-	-	-	-	(1,615)
Gain on sale of securities	-	(173)	-	-	-
Adjusted operating revenue	$10,878	$10,417	$10,052	$9,584	$9,171

Efficiency ratio	74.69%	74.54%	127.92%	68.66%	72.26%
Adjusted efficiency ratio	74.69%	75.78%	78.18%	78.24%	79.30%

	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$282,411	$282,085	$279,846	$117,270	$112,757
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	282,411	282,085	279,846	117,270	112,757
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(495)	(527)	(559)	(593)	(629)
Tangible common shareholders' equity	$275,810	$275,452	$273,181	$110,571	$106,022

Common shares outstanding	18,165,110	18,165,110	18,165,110	n/a	n/a

Book value per share	$15.55	$15.53	$15.41	n/a	n/a
Adjustments:
Effects of intangible assets	(0.37)	(0.37)	(0.37)	n/a	n/a

Tangible book value per common share	$15.18	$15.16	$15.04	n/a	n/a

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